Filed with the Securities and Exchange Commission on May 13, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Auris Medical Holding Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Tel: (441) 295-5950

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Agent for Service of Process Info

Cogency Global, Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 262-6700	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-231114

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price per Unit(1)(7)	Amount Of Registration Fee
Units consisting of: ● Common shares, par value CHF 0.40 per share(2)(4) ● Warrants to purchase common shares, par value CHF 0.40 per share(3)	$1,149,993	$139.38
Units consisting of: ● Pre-Funded warrants to purchase common shares, par value CHF 0.40 per share(4)(5) ● Warrants to purchase common shares, par value CHF 0.40 per share(3)	-	-
Common shares, par value CHF 0.40 per share, issuable upon exercise of the pre-funded warrants(2)(3)	-	-
Common shares, par value CHF 0.40 per share, issuable upon exercise of the warrants(2)(6)	$1,264,993	$153.32
Total	$2,414,986	$292.70

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended. Includes common shares, warrants and pre-funded warrants to be sold upon exercise of the underwriters’ option to purchase additional common shares, warrants and pre-funded warrants. See “Underwriting.”
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(4)	The proposed maximum offering price of the common shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units consisting of common shares and warrants and the units consisting of pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants) and warrants if any, is $1,149,993.
(5)	The Registrant may issue pre-funded warrants to purchase common shares in the offering. The purchase price of each unit consisting of a pre-funded warrant and a warrant will equal the price per unit at which units of common shares and warrants are being sold to the public in this offering, minus CHF 0.01, and the exercise price of each pre-funded warrant will equal CHF 0.01 per share, payable in Swiss Francs.
(6)	The warrants are exercisable at a per share exercise price equal to 110% of the public offering price (payable in Swiss Francs) of one unit consisting of a common share and a warrant. The proposed maximum aggregate public offering price of the common shares issuable upon exercise of the warrants was calculated to be $1,264,993, which is equal to 110% of $1,149,993 (which is 100% of $1,149,993 since the warrants included in each unit consisting of a common share and a warrant is a warrant to purchase one common share).
(7)	The $1,149,993 of units and $1,264,993 of common shares issuable upon exercise of the warrants being registered in this Registration Statement is in addition to the $8,050,000 of units, $7,000,000 of pre-funded units and $16,555,000 of common shares issuable upon exercise of the warrants registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-231114).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-231114) of Auris Medical Holding Ltd. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 10, 2019 are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-231114 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the ones listed in the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, as to the validity of the common shares of Auris Medical Holding Ltd.
5.2	Opinion of Lowenstein Sandler LLP, U.S. counsel to the Company, as to the validity of the warrants
23.1	Consent of Deloitte AG
23.2	Consent of Conyers Dill & Pearman Limited, Bermuda counsel to the Company (included in Exhibit 5.1)
23.3	Consent of Lowenstein Sandler LLP, U.S. counsel to the Company (included in Exhibit 5.2)
24.1	Powers of attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-231114) filed with the Commission on April 30, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on May 13, 2019.

Auris Medical Holding Ltd.

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 13, 2019 in the capacities indicated:

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	Chief Executive Officer and Director
(principal executive officer)

By:	*
Name:	Hernan Levett
Title:	Chief Financial Officer (principal financial
officer and principal accounting officer)

By:	*
Name:	Armando Anido
Title:	Director

By:	*
Name:	Mats Blom
Title:	Director

By:	*
Name:	Alain Munoz
Title:	Director

By:	*
Name:	Calvin Roberts
Title:	Director

By:	*
Name:	Richard Arthur
Title:	Assistant Secretary on behalf of
Cogency Global Inc., Authorized
Representative in the United States

*By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Attorney-in-Fact

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